Exhibit 99.1

LRI Holdings, Inc., the Parent Company of Logan’s Roadhouse, Inc., Announces Financial Results for the Second Quarter and Year-to-Date Periods of Fiscal Year 2012

Nashville, Tenn. – March 12, 2012 – LRI Holdings, Inc., the parent company of Logan’s Roadhouse, Inc., today announced financial results for the second quarter and year-to-date periods of fiscal year 2012 ended January 29, 2012.

(In thousands)	Thirteen weeks ended January 29, 2012 (Successor)	Thirteen weeks ended January 30, 2011 (Successor)	Twenty-six weeks ended January 29, 2012 (Successor)	Period from October 4, 2010 to January 30, 2011 (Successor)	Period from August 2, 2010 to October 3, 2010 (Predecessor)	Combined twenty-six weeks ended January 30, 2011 (Non-GAAP)

Net sales	$156,876	$145,480	$300,649	$187,306	$93,762	$281,068
Net income (loss)	555	1,090	(2,729)	(4,958)	(224)	(5,182)
Adjusted EBITDA	19,330	20,351	32,627	27,153	8,567	35,720

Selected Highlights for the Second Quarter 2012 Compared to the Second Quarter 2011:
▪	Opened seven new company-owned Logan’s Roadhouse® restaurants during the second quarter 2012.
▪	Net sales increased 7.8% to $156.9 million from $145.5 million.
▪	Comparable store sales declined 0.6%, average check increased by 4.3% and customer traffic decreased by 4.7%.
▪	Net income of $0.6 million compared to $1.1 million.
▪	Adjusted EBITDA of $19.3 million compared to $20.4 million. (*)

Selected Highlights for the Year-to-Date 2012 Compared to the Combined Year-to-Date 2011:
▪	Opened 14 new company-owned Logan’s Roadhouse® restaurants during the year-to-date 2012.
▪	Net sales increased 7.0% to $300.6 million from $281.1 million.
▪	Comparable store sales declined 1.1%, average check increased by 4.1% and customer traffic decreased by 5.0%.
▪	Net loss of $2.7 million compared to $5.2 million.
▪	Adjusted EBITDA of $32.6 million compared to $35.7 million. (*)
(*) Please see reconciliation table at the end of this release.

Thomas Vogel, President, Chairman, and Chief Executive Officer of Logan’s Roadhouse, Inc., stated, “New restaurant openings drove our top-line growth and offset decreases in comparable store sales and customer traffic.  Commodity inflation continues to pressure restaurant-level profitability, although we are limiting the full impact by controlling labor and other restaurant expenses.  Our customer surveys demonstrate that our value proposition is at all time highs, and we remain focused on delivering our guests a great food and service experience at Logan’s to support our primary organizational focus of increasing customer traffic.”

Mr. Vogel concluded, “We are revising our fiscal 2012 development plans from 20 to 19 company-owned restaurants, with the remaining unit now anticipated to open early in fiscal 2013.  We remain disciplined with regard to our capital deployment and will maintain flexibility with respect to the timing of restaurant openings in fiscal 2013.  Our new units continue to generate solid returns, and we believe Logan’s Roadhouse has a significant opportunity for expansion over the coming years.”

Additional discussion and analysis of the Company’s financial condition and results of operations can be found in its Quarterly Report on Form 10-Q for the quarterly period ended January 29, 2012.  It is available at www.logansroadhouse.com under the investor relations section.

Conference Call
The Company will host a conference call on Thursday, March 15, 2012 at 10:30 a.m. ET to discuss its financial results for the second quarter and year-to-date periods of fiscal year 2012.  The conference call will be hosted by Thomas Vogel, President and Chief Executive Officer, and Amy Bertauski, Chief Financial Officer.

The domestic dial-in number for the call is 800-967-7185, and the international dial-in number is 719-325-2481.  Please call approximately 10 minutes in advance to ensure that you are connected prior to the presentation.  A telephone replay may be accessed by using the domestic replay number 877-870-5176 or the international replay number 858-384-5517; the passcode is 6537947.

About Logan’s Roadhouse
Logan’s opened its first restaurant in 1991 in Lexington, KY, and has grown as an affordable, full-service restaurant chain to 218 company-owned and 26 franchised Logan's Roadhouse restaurants in 23 states with approximately 15,000 employees.  The Company’s mission is to recreate the traditional American roadhouse by offering consumers value-oriented, high quality, “craveable” meals for lunch and dinner served in the hospitable tradition and distinctive atmosphere reminiscent of an American roadhouse of the 1930’s and 1940’s.  Logan’s menu features specially seasoned aged steaks, fresh ground steak burgers, fresh chicken dishes and salads, fall-off-the-bone ribs, distinctive fresh-baked yeast rolls and bottomless buckets of peanuts.  LRI Holdings, Inc. is the holding company of Logan’s Roadhouse.

Contact
Investor Relations
InvestorRelations@logansroadhouse.com
(855) 255-2789

LRI HOLDINGS, INC CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands)	Thirteen weeks ended January 29, 2012 (Successor)	Thirteen weeks ended January 30, 2011 (Successor)	Twenty-six weeks ended January 29, 2012 (Successor)	Period from October 4, 2010 to January 30, 2011 (Successor)	Period from August 2, 2010 to October 3, 2010 (Predecessor)	Combined twenty-six weeks ended January 30, 2011 (Non-GAAP)
Revenues:
Net sales	$156,876	$145,480	$300,649	$187,306	$93,762	$281,068
Franchise fees and royalties	530	516	1,037	670	348	1,018
Total revenues	157,406	145,996	301,686	187,976	94,110	282,086
Costs and expenses:
Restaurant operating costs:
Cost of goods sold	51,446	47,099	99,335	60,888	29,172	90,060
Labor and other related expenses	45,918	43,203	89,590	55,505	28,578	84,083
Occupancy costs	12,210	11,013	23,929	13,979	8,046	22,025
Other restaurant operating expenses	24,118	20,963	47,275	26,988	15,478	42,466
Depreciation and amortization	5,017	4,419	9,789	5,511	3,112	8,623
Pre-opening expenses	1,478	1,117	3,068	1,383	783	2,166
General and administrative	6,206	5,977	12,391	17,986	14,440	32,426
Impairment and store closing charges	108	-	108	-	-	-
Total costs and expenses	146,501	133,791	285,485	182,240	99,609	281,849
Operating income (loss)	10,905	12,205	16,201	5,736	(5,499)	237
Interest expense, net	10,122	10,330	19,490	13,462	3,147	16,609
Other income, net	-	(15)	-	(15)	(182)	(197)
Income (loss) before income taxes	783	1,890	(3,289)	(7,711)	(8,464)	(16,175)
Income tax expense (benefit)	228	800	(560)	(2,753)	(8,240)	(10,993)
Net income (loss)	555	1,090	(2,729)	(4,958)	(224)	(5,182)
Undeclared preferred dividend	-	-	-	-	(2,270)	(2,270)
Net income (loss) attributable to common stockholders	$555	$1,090	$(2,729)	$(4,958)	$(2,494)	$(7,452)

LRI HOLDINGS, INC. CONDENSDED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)	January 29, 2012	July 31, 2011
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$11,860	$19,103
Receivables	8,994	9,960
Inventories	11,756	11,370
Prepaid expenses and other current assets	4,535	3,367
Income taxes receivable	5,130	3,688
Deferred income taxes	2,202	2,207
Total current assets	44,477	49,695
Property and equipment, net	242,877	232,940
Other assets	19,233	19,492
Goodwill	332,604	331,788
Tradename	71,694	71,694
Other intangible assets, net	22,395	23,215
Total assets	$733,280	$728,824
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$18,364	$17,573
Intercompany payable	1,287	802
Other current liabilities and accrued expenses	54,987	52,315
Total current liabilities	74,638	70,690
Long-term debt	355,000	355,000
Deferred income taxes	38,178	37,746
Other long-term obligations	37,613	34,808
Total liabilities	505,429	498,244
Commitments and contingencies	-	-
Stockholder’s equity:
Common stock ($0.01 par value; 100 shares authorized; 1 share issued and outstanding)	-	-
Additional paid-in capital	230,000	230,000
Retained (deficit) earnings	(2,149)	580
Total stockholder’s equity	227,851	230,580
Total liabilities and stockholder’s equity	$733,280	$728,824

LRI HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)	Twenty-six weeks ended January 29, 2012 (Successor)	Period from October 4, 2010 to January 30, 2011 (Successor)	Period from August 2, 2010 to October 3, 2010 (Predecessor)
Cash flows from operating activities:
Net loss	$(2,729)	$(4,958)	$(224)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9,789	5,511	3,112
Other amortization	293	1,747	241
Unrealized gain on interest rate swap	-	-	(182)
Loss on sale/disposal of property and equipment	477	224	203
Amortization of deferred gain on sale and leaseback transactions	(6)	(1)	(18)
Impairment charges for long-lived assets	108	-	-
Share-based compensation expense	490	-	-
Tax benefit upon cancellation/exercise of Predecessor stock options	-	-	6,431
Deferred income taxes	437	-	(10,701)
Changes in operating assets and liabilities:
Receivables	966	(1,454)	126
Inventories	(386)	(222)	(205)
Prepaid expenses and other current assets	(1,168)	4,256	1,668
Other non-current assets and intangibles	(1,395)	(274)	(179)
Accounts payable	795	(199)	413
Intercompany payable	(5)	-	-
Income taxes payable / receivable	(1,442)	(2,748)	(3,985)
Other current liabilities and accrued expenses	2,672	(7,720)	4,942
Other long-term obligations	2,853	1,794	1,022
Net cash provided by (used in) operating activities	11,749	(4,044)	2,664
Cash flows from investing activities:
Acquisition of LRI Holdings, net of cash acquired	-	(311,633)	-
Purchase of property and equipment	(25,397)	(12,989)	(7,036)
Proceeds from sale and leaseback transactions, net of expenses	6,405	1,793	1,656
Net cash used in investing activities	(18,992)	(322,829)	(5,380)
Cash flows from financing activities:
Proceeds from issuance of Senior Secured Notes	-	355,000	-
Payments for debt issuance costs	-	(18,937)	-
Contribution from parent	-	230,000	-
Repayment of Predecessor’s senior secured credit facility	-	(132,825)	-
Repayment of Predecessor’s senior subordinated unsecured mezzanine term notes, including prepayment premium	-	(87,576)	-
Payments on revolving credit facility	(18,400)	-	-
Borrowings on revolving credit facility	18,400	-	-
Net cash provided by financing activities	-	345,662	-
(Decrease) increase in cash and cash equivalents	(7,243)	18,789	(2,716)
Cash and cash equivalents, beginning of period	19,103	-	52,211
Cash and cash equivalents, end of period	$11,860	$18,789	$49,495

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements.  These forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or the negative thereof or similar terminology.  These statements are based on management’s beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available.  These statements are not statements of historical fact.  Examples of forward-looking statements in this press release include our targets for future new unit growth.  Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements.  Please refer to the Annual Report on Form 10-K for the fiscal year ended July 31, 2011, and subsequent periodic reports filed with the Securities and Exchange Commission, for a discussion of risk factors that may contribute to these differences.  Any forward-looking information presented herein is made only as of the date of this supplemental report, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

Non-GAAP Financial Measures
This press release also contains non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted EBITDAR, and the Combined presentation of the Predecessor and Successor periods of fiscal year 2011.  The Company believes that these measures, together with reconciliations to the most comparable GAAP measure, are helpful to both management and investors in understanding and analyzing financial performance.  However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies.  These non-GAAP measures and the Combined presentation for fiscal year 2011 have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures.

To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure is available in this press release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

The following table sets forth a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to EBITDA, Adjusted EBITDA and Adjusted EBITDAR.

	Successor		Successor	Successor	Predecessor	Combined
				Period from	Period from
	Thirteen weeks	Thirteen weeks	Twenty-six weeks	October 4, 2010	August 2, 2010	Twenty-six weeks
	ended	ended	ended	to	to	ended
(In thousands)	January 29, 2012	January 30, 2011	January 29, 2012	January 30, 2011	October 3, 2010	January 30, 2011
Net income (loss)	$555	$1,090	$(2,729)	$(4,958)	$(224)	$(5,182)
Interest expense, net	10,122	10,330	19,490	13,462	3,147	16,609
Income tax expense (benefit)	228	800	(560)	(2,753)	(8,240)	(10,993)
Depreciation and amortization	5,017	4,419	9,789	5,511	3,112	8,623
EBITDA	15,922	16,639	25,990	11,262	(2,205)	9,057
Adjustments
Sponsor management fees(a)	250	255	500	347	205	552
Non-cash asset write-offs:
Restaurant impairment(b)	108	-	108	-	-	-
Loss on disposal of property and equipment(c)	174	132	469	203	164	367
Pre-opening expenses (excluding rent)(d)	1,266	919	2,564	1,130	598	1,728
Hedging gain (e)	-	-	-	-	(182)	(182)
Losses on sales of property(f)	2	21	8	21	39	60
Non-cash rent adjustment(g)	1,315	1,095	2,435	2,404	(334)	2,070
Costs related to the Transactions(h)	46	1,289	43	11,784	10,272	22,056
Non-cash stock-based compensation(i)	240	-	490	-	-	-
Other adjustments(j)	7	1	20	2	10	12
Adjusted EBITDA	19,330	20,351	32,627	27,153	8,567	35,720
Cash rent expense(k)	9,109	8,402	17,940	9,593	7,128	16,721
Adjusted EBITDAR	$28,439	$28,753	$50,567	$36,746	$15,695	$52,441

(a)
Prior to the completion of the Transactions, sponsor management fees consisted of fees paid to our Predecessor owners under a management and consulting services agreement, which was terminated in connection with the completion of the Transactions. Following the completion of the Transactions, sponsor management fees consist of fees paid to the Kelso Affiliates under an advisory agreement.

(b)	Restaurant impairment charges were recorded in connection with the determination that the carrying value of certain of our restaurants exceeded their estimated fair value.

(c)	Loss on disposal of property and equipment consists of the loss on disposal or retirement of assets that are not fully depreciated.

(d)	Pre-opening expenses (excluding rent) include expenses directly associated with the opening of a new restaurant.

(e)	Hedging gain relates to fair market value changes of an interest rate swap. The interest rate swap was terminated in connection with the Transactions.

(f)	We recognize losses in connection with the sale and leaseback of restaurants when the fair value of the property being sold is less than the undepreciated cost of the property.

(g)
Non-cash rent adjustments represent the non-cash rent expense calculated as the difference between GAAP rent expense and amounts payable in cash under the leases during such time period. In measuring our operational performance, we focus on our cash rent payments.

(h)
Costs related to the Transactions include: expenses related to business combination accounting recognized in connection with the Transactions, a one-time fee of $7.0 million paid to the Kelso Affiliates and legal, professional, and other fees incurred as a result of the Transactions.

(i)	Non-cash stock-based compensation represents compensation expense recognized for time-based stock options issued by Roadhouse Holding Inc.

(j)	Other adjustments include ongoing expenses of closed restaurants, as well as inventory write-offs, employee termination buyouts and incidental charges related to restaurant closings.

(k)	Cash rent expense represents actual cash payments required under our leases.